Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 33-63005 on Form S-3 of National Bancshares Corporation of our report dated January 26, 2005 on the consolidated financial statements of National Bancshares Corporation incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ Crowe Chizek and Company LLC

Crowe Chizek and Company LLC

Cleveland, Ohio
March 29, 2005